UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)            Resignations of Todd Farha, Paul Behrens and Thaddeus Bereday

On January 25, 2008, WellCare Health Plans, Inc. (the “Company”) announced that Todd Farha, the Chief Executive Officer, President and Chairman of the Board of Directors of the Company, Paul Behrens, the Senior Vice President and Chief Financial Officer of the Company and Thaddeus Bereday, the Senior Vice President, General Counsel and Secretary of the Company, had resigned from their officer and director positions with the Company and its subsidiaries, effective immediately.  Each of Messrs. Farha, Behrens and Bereday has agreed to assist in an orderly transition to new management by remaining as a non-executive employee of the Company through March 31, 2008.

(c)            Election of Heath Schiesser as President and Chief Executive Officer of the Company and Charles Berg as Executive Chairman of the Company

On January 25, 2008, the Board of Directors of the Company elected Heath Schiesser as the President and Chief Executive Officer of the Company and Charles Berg as the Executive Chairman of the Company.

Mr. Schiesser, age 40, originally joined the Company in July 2002 and served as a Senior Vice President of Marketing and Sales, focused on the growth of the Company’s Medicaid and Medicare businesses, through July 2006.  In addition, as President of WellCare Prescription Insurance, Inc. from January 2005 to July 2006, Mr. Schiesser led the Company’s national entry into Medicare Prescription Drug Plans.  Since 2006, he has served as a senior advisor to the Company, focusing on the Company’s Medicare products.  Prior to joining the Company, Mr. Schiesser worked at the management consulting firm of McKinsey & Company, co-founded an online pharmacy for Express Scripts, a pharmacy benefit manager, and worked in the development of new ventures.  Mr. Schiesser received a Bachelor of Arts degree from Trinity University and holds a Master of Business Administration from Harvard University.

Mr. Berg, age 50, has been a senior advisor to Welsh, Carson, Anderson & Stowe, a private equity firm, since January 2007.  From April 1998 to July 2004, Mr. Berg held various executive positions with Oxford Health Plans, Inc., a health insurance company, which included Chief Executive Officer from November 2002 to July 2004, President and Chief Operating Officer from March 2001 to November 2002, and Executive Vice President, Medical Delivery, from April 1998 to March 2001.  From July 2004 to September 2006, Mr. Berg served as an executive of UnitedHealth Group, a health care company.  Mr. Berg received a Bachelor of Arts degree from Macalester College and holds a J.D. from Georgetown University Law Center.  Mr. Berg serves as a director and a member of the audit committee of DaVita, Inc., as well as on the boards of directors of several private companies.  He is also a trustee of Macalester College.

(d)            Appointment of Messrs. Schiesser and Berg as Members of the Board of Directors of the Company

On January 25, 2008, the Board of Directors of the Company appointed Mr. Berg as a Class III member of the Board of Directors to fill an existing vacancy, to serve until the next election of the Class III directors at the 2010 annual meeting of stockholders, and appointed Mr. Schiesser as a Class I member of the Board of Directors to fill the position vacated by Mr. Farha’s departure from the Board of Directors, to serve until the next election of the Class I directors at the 2008 annual meeting of stockholders.

Each of Messrs. Schiesser and Berg was appointed as a director by the Board of Directors pursuant to his employment agreement with the Company, in each case as described below.  Because each of Messrs. Schiesser and Berg also will serve as an executive of the Company, neither of Messrs. Schiesser or Berg will receive any additional compensation for his service as a director.

(e)            Separation Agreements with Messrs. Farha, Behrens and Bereday

In addition, on January 25, 2008, the Company and Comprehensive Health Management, Inc., an indirect wholly-owned subsidiary of the Company (“CHMI”), entered into separation agreements with each of Messrs. Farha, Behrens and Bereday (each, a “Separation Agreement” and collectively, the “Separation Agreements”), providing for their respective resignations from the Company and its subsidiaries.  Copies of the Separation Agreements are filed with this report as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.  The summary of the Separation Agreements set forth below is qualified in its entirety by reference to the text of the Separation Agreements.

Under the Separation Agreements and subject to the terms and conditions set forth therein, each of Messrs. Farha, Behrens and Bereday (referred to herein as the “separating executives”) have agreed to continue as non-executive employees of the Company to assist in an orderly transition and be available to the Company upon request, in each case through the close of business on March 31, 2008.

Each separating executive’s outstanding equity awards will continue to vest through March 31, 2008 in accordance with their terms.  Except as provided below in the case of Mr. Farha’s performance shares, after March 31, 2008, all unvested equity awards held by the separating executives will terminate.  Each of the separating executives is permitted to exercise vested options (including both options that vest between January 25, 2008 and March 31, 2008 and options that were previously vested in accordance with their terms) until the expiration of the applicable 60 or 90 day period, as the case may be, set forth in their respective option agreements.

In the case of Mr. Farha only, he may be entitled to vesting of up to 130,000 of his unvested performance shares if certain specified conditions have been satisfied prior to June 6, 2010.  If such specified conditions are not satisfied by June 6, 2010, all unvested performance shares will lapse.

(e)            Employment Agreement between the Company and Mr. Schiesser

In connection with Mr. Schiesser’s election as President and Chief Executive Officer of the Company, Mr. Schiesser, the Company and CHMI entered into an employment agreement, and the Company and Mr. Schiesser entered into a restricted stock agreement and a stock option agreement, each effective as of January 25, 2008.  Copies of Mr. Schiesser’s employment agreement, restricted stock agreement and stock option agreement are attached to this report as Exhibits 10.4, 10.6 and 10.8, respectively, and are incorporated herein by reference.  The summaries set forth below of Mr. Schiesser’s employment agreement, restricted stock agreement and stock option agreement are qualified in their entirety by reference to the text of the employment agreement, restricted stock agreement and stock option agreement.

Mr. Schiesser’s employment agreement commenced on January 25, 2008 and has an initial term of four years.  Effective as of the expiration of the initial four-year term, the employment agreement automatically extends for additional one-year periods unless either party gives notice of non-renewal at least 90 days before the expiration of the then-current term.

Pursuant to the terms of his employment agreement, Mr. Schiesser will receive a minimum base salary of $400,000.  He also will be entitled to receive an annual cash bonus based on his achievement of performance objectives set by the Compensation Committee of the Board of Directors, after consultation with Mr. Schiesser, with a targeted bonus of 200% of his annual salary for each fiscal year.  During the term of the employment agreement, Mr. Schiesser will be entitled to participate in all Company benefit plans on the most favorable basis available to any senior executive of the Company.

Under the terms of his employment agreement, if Mr. Schiesser’s employment is terminated without “cause” or by Mr. Schiesser for “good reason” (as defined in his employment agreement), he will be entitled to severance benefits including: (i) a lump sum cash payment equal to two times (or if the termination date occurs on or after January 25, 2009, one times) the sum of Mr. Schiesser’s annual salary as in effect on the termination date and the greater of Mr. Schiesser’s target bonus for the fiscal year during which the termination date occurs or the highest performance bonus earned by Mr. Schiesser with respect to any preceding fiscal year, (ii) the vesting of all of Mr. Schiesser’s equity-based awards so that such awards are vested as of the termination date to the same extent that such awards would have been vested had Mr. Schiesser’s employment continued for twenty-four months (or, if the termination date occurs on or after January 25, 2009, twelve months) after his termination date, and (iii) for a period of twenty-four months (or, if the termination date occurs on or after January 25, 2009, twelve months) after the termination date, reimbursement on an after-tax basis for the cost of continued participation in the medical, dental and vision care and life insurance benefits in which Mr. Schiesser and his family participated prior to the termination date, provided Mr. Schiesser elects to continue health insurance coverage pursuant to COBRA.  Mr. Schiesser’s employment agreement also provides for certain benefits upon Mr. Schiesser’s death or disability.

The employment agreement requires that to the extent that any payment or benefit received or to be received by Mr. Schiesser would be subject to an excise tax under the Internal Revenue Code of 1986, as amended (the “Code”), the Company will pay to Mr. Schiesser an additional amount such that the net amount received by Mr. Schiesser is equal to what he would have received if none of his payments or benefits were subject to an excise tax, provided that if the amount of payments subject to an excise tax exceeds the safe harbor under Section 280G of the Code by less than ten percent of Mr. Schiesser’s base salary, then Mr. Schiesser’s payment will be reduced so that no amounts are subject to an excise tax.

The employment agreement also includes confidentiality and non-competition provisions, including a requirement that Mr. Schiesser not seek employment with, or ownership in, a company in direct competition with the Company and its subsidiaries for a period of one-year after the termination of his employment.

(i)  Restricted Stock Award.

The employment agreement also provides for Mr. Schiesser to receive 250,000 restricted shares (the “Restricted Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) under the Company’s existing 2004 Equity Incentive Plan (the “2004 Plan”).  On January 25, 2008, the Company and Mr. Schiesser entered into a restricted stock agreement, setting forth the terms of such grant.  The Restricted Shares will vest in equal quarterly installments on the 25th day of every third calendar month for forty-eight months, commencing on January 25, 2008.  The vesting of the Restricted Shares will be accelerated in the event of a “change of control” of the Company (as defined in his employment agreement).  In addition, if Mr. Schiesser is terminated without “cause” or terminates employment for “good reason” (each as defined in his employment agreement), he will vest in the Restricted Shares to the same extent that such awards would have vested had Mr. Schiesser’s employment continued for 24 months (or, if the termination date occurs on or after January 25, 2009, twelve months) after the termination date.  Mr. Schiesser will make an election under Section 83(b) of the Code on the 100,000 Restricted Shares that are scheduled to vest first and the Company will pay, on a fully-grossed up basis, all federal, state, and local income taxes incurred by Mr. Schiesser on compensation resulting from the grant or vesting of such 100,000 Restricted Shares.

(ii)  Non-Qualified Stock Option Award.

The employment agreement also provides for Mr. Schiesser to receive 500,000 options (the “Options”) to purchase shares of Common Stock under the 2004 Plan.  On January 25, 2008, the Company and Mr. Schiesser entered into a stock option agreement, setting forth the terms of such grant.  The Options will vest in equal monthly installments on the 25th day of each calendar month following January 25, 2008 for forty-eight consecutive months, and have an exercise price equal to $43.12, the closing price of one share of the Common Stock on the New York Stock Exchange on January 25, 2008.  The vesting of the Options will be accelerated in the event of a “change of control” of the Company (as defined in his employment agreement).  In addition, if Mr. Schiesser is terminated without “cause” or terminates employment for “good reason” (each as defined in his employment agreement), he will vest in the Options to the same extent that such awards would have vested had Mr. Schiesser’s employment continued for 24months (or, if the termination date occurs on or after January 25, 2009, twelve months) after the termination date.

(e)            Employment Agreement between the Company and Mr. Berg

On January 25, 2008, the Company and Mr. Berg entered into a letter agreement (the “Letter Agreement”), pursuant to which Mr. Berg will serve as the Executive Chairman of the Board of Directors of the Company.  The Company and Mr. Berg also entered into a restricted stock agreement and a stock option agreement, each effective as of January 25, 2008.  Copies of Mr. Berg’s Letter Agreement, restricted stock agreement and stock option agreement are attached to this report as Exhibits 10.5, 10.7 and 10.9, respectively, and are incorporated herein by reference.  The summaries set forth below of Mr. Berg’s Letter Agreement, restricted stock agreement and stock option agreement are qualified in their entirety by reference to the text of the Letter Agreement, restricted stock agreement and option agreement.

The term of the Letter Agreement commences on January 25, 2008 and ends on January 25, 2010.  Pursuant to the terms of the Letter Agreement, Mr. Berg will receive a minimum base salary of $500,000.  Mr. Berg will be eligible to participate in the employee benefit plans maintained by the Company and its subsidiaries for senior executives on the same basis as other executive officers.  He will also be eligible to receive, in the sole discretion of the Compensation Committee of the Board of Directors, an annual bonus based on his individual performance and the performance of the Company.

In the event of Mr. Berg’s separation from service with the Company prior to the end of the term of his Letter Agreement by the Company without “cause,” by Mr. Berg for “good reason” or due to Mr. Berg’s “death or disability” (each as defined in his Letter Agreement), Mr. Berg will receive an amount equal to his base salary for the remainder of the term paid in a lump sum 38 days after such separation from service.

The Letter Agreement provides that Mr. Berg not seek employment with, or ownership in, a company in direct competition with the Company and its subsidiaries during any period in which he is receiving severance payments.

The Letter Agreement requires that to the extent that any payment or benefit received or to be received by Mr. Berg would be subject to an excise tax under the Code, the Company will pay to Mr. Berg an additional amount such that the net amount received by Mr. Berg is equal to what he would have received if none of his payments or benefits were subject to an excise tax, provided that if the amount of payments subject to an excise tax exceeds the safe harbor under Section 280G of the Code by less than $50,000, then Mr. Berg’s payment will be reduced so that no amounts are subject to an excise tax.

(i)  Restricted Stock Award.

The Letter Agreement provides that on January 25, 2008 Mr. Berg will receive 200,000 Restricted Shares under the 2004 Plan.  On January 25, 2008, the Company and Mr. Berg entered into a restricted stock agreement, setting forth the terms of such grant.  Twenty-five percent (25%) of the Restricted Shares will vest six months after January 25, 2008 and the remaining Restricted Shares will vest quarterly thereafter over the remainder of the term of the Letter Agreement, with the last quarterly installment vesting on the last day of the term of the Letter Agreement.  All Restricted Shares held by Mr. Berg will become immediately vested in full upon a “change in control” of the Company or in the event Mr. Berg’s employment is terminated by the Company without “cause”, by Mr. Berg for “good reason” (each as defined in  his Letter Agreement) or due to Mr. Berg’s disability or death.

(ii)  Non-Qualified Stock Option Award.

The Letter Agreement also provides for Mr. Berg to receive 300,000 Options to purchase shares of Common Stock under the 2004 Plan.  On January 25, 2008, the Company and Mr. Berg entered into a stock option agreement, setting forth the terms of such grant.  The Options have an exercise price per share equal to $43.12, the closing price of one share of the Common Stock on the New York Stock Exchange on January 25, 2008 and will vest and become exercisable in eight quarterly installments beginning three months after January 25, 2008 and continuing quarterly thereafter during the term, with the last quarterly installment vesting and becoming exercisable on the last day of the term of the Letter Agreement.  All Options held by Mr. Berg will become immediately vested and exercisable in full upon a change in control of the Company or in the event Mr. Berg’s employment is terminated by the Company without “cause”, by Mr. Berg for “good reason” (each as defined in the Letter Agreement) or due to Mr. Berg’s disability or death.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2008, the Board of Directors of the Company approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”).  Article III, Section 6 of the Bylaws was amended to provide that any of the following may call a special meeting of the Board of Directors:  (1) the Chairman of the Board of Directors, (2) the non-management director chosen by the Company’s Board of Directors pursuant to the Company’s Corporate Governance Guidelines to preside at executive sessions or meetings of non-management directors or independent directors, or (3) any two members of the Company’s Board of Directors.

Prior to the amendment, the Bylaws provided that only the Chairman of the Board of Directors or the Company’s Chief Executive Officer could call a special meeting of the Board of Directors.  The amendment was effective upon its adoption by the Company’s Board of Directors.

A copy of Amendment No. 1 to the Bylaws effecting this amendment is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01   Other Events.

On January 25, 2008, the Company issued a press release announcing the election of Mr. Schiesser as President and Chief Executive Officer and Mr. Berg as Executive Chairman, the appointment of Messrs. Schiesser and Berg to the Company’s Board of Directors and the resignations of Messrs. Farha, Behrens and Bereday.  A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

 (c)  Shelf Company Transaction.

Not applicable.

(d)   Exhibits.

The following exhibits are filed as part of this report:

3.2	Amendment No. 1 to the Amended and Restated Bylaws of WellCare Health Plans, Inc., effective as of January 25, 2008
10.1	Separation Agreement and General Release of All Claims by and among WellCare Health Plans, Inc., Comprehensive Health Management, Inc. and Todd S. Farha
10.2	Separation Agreement and General Release of All Claims by and among WellCare Health Plans, Inc., Comprehensive Health Management, Inc. and Paul Behrens
10.3	Separation Agreement and General Release of All Claims by and among WellCare Health Plans, Inc., Comprehensive Health Management, Inc. and Thaddeus Bereday
10.4	Employment Agreement effective as of January 25, 2008 by and among WellCare Health Plans, Inc., Comprehensive Health Management, Inc. and Heath Schiesser
10.5	Letter Agreement dated January 25, 2008 between WellCare Health Plans, Inc. and Charles Berg
10.6	Restricted Stock Agreement effective as of January 25, 2008 by and between WellCare Health Plans, Inc. and Heath Schiesser
10.7	Restricted Stock Agreement effective as of January 25, 2008 by and between WellCare Health Plans, Inc. and Charles Berg
10.8	Non-Qualified Stock Option Agreement effective as of January 25, 2008 by and between WellCare Health Plans, Inc. and Heath Schiesser
10.9	Non-Qualified Stock Option Agreement effective as of January 25, 2008 by and between WellCare Health Plans, Inc. and Charles Berg
99.1	Press release announcing appointments and departures of executive officers, dated January 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2008	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser Heath Schiesser President and Chief Executive Officer

EXHIBIT INDEX

3.2	Amendment No. 1 to the Amended and Restated Bylaws of WellCare Health Plans, Inc., effective as of January 25, 2008
10.1	Separation Agreement and General Release of All Claims by and among WellCare Health Plans, Inc., Comprehensive Health Management, Inc. and Todd S. Farha
10.2	Separation Agreement and General Release of All Claims by and among WellCare Health Plans, Inc., Comprehensive Health Management, Inc. and Paul Behrens
10.3	Separation Agreement and General Release of All Claims by and among WellCare Health Plans, Inc., Comprehensive Health Management, Inc. and Thaddeus Bereday
10.4	Employment Agreement effective as of January 25, 2008 by and among WellCare Health Plans, Inc., Comprehensive Health Management, Inc. and Heath Schiesser
10.5	Letter Agreement dated January 25, 2008 between WellCare Health Plans, Inc. and Charles Berg
10.6	Restricted Stock Agreement effective as of January 25, 2008 by and between WellCare Health Plans, Inc. and Heath Schiesser
10.7	Restricted Stock Agreement effective as of January 25, 2008 by and between WellCare Health Plans, Inc. and Charles Berg
10.8	Non-Qualified Stock Option Agreement effective as of January 25, 2008 by and between WellCare Health Plans, Inc. and Heath Schiesser
10.9	Non-Qualified Stock Option Agreement effective as of January 25, 2008 by and between WellCare Health Plans, Inc. and Charles Berg
99.1	Press release announcing appointments and departures of executive officers, dated January 25, 2008